Exhibit 99.1

For More Information, Press Only:

Stuart Hanson

(253) 677-5337

shanson@radiantdelivers.com

RADIANT LOGISTICS ACQUIRES NEW YORK-JFK BASED ALBS LOGISTICS

Provides Preliminary Guidance for FYE June 30, 2013 with Adjusted EBITDA of $14.0 Million on $330 Million in Revenues; Up 33.3% on Projected FYE June 30, 2012

BELLEVUE, WA February 27, 2012 – Radiant Logistics, Inc. (AMEX: RLGT), a domestic and international logistics services company, today announced it has acquired ALBS Logistics, a New York-JFK based, privately held company that provides a full range of domestic and international transportation and logistics services across North America. The Company paid approximately fifty percent (50%) of the expected purchase price at close with the balance payable in subsequent periods based on the future performance of the acquired operation.

Founded in 1997, ALBS services a diversified account base including manufacturers, distributors and retailers from its strategic international gateway location at the New York-JFK airport. From inception through the date of acquisition, ALBS operated as part of a competing national transportation group at New York’s JFK airport. Based on historic financial statements provided by its management, ALBS generated approximately $20.0 million in revenues for the twelve months ended August 31, 2011. On a post-closing basis, ALBS will operate as Radiant’s international gateway at the JFK airport supporting the Company’s 100+ company-owned and agency locations across North American and international partners around the world.

“We are proud to announce our partnership with Arthur Lih, Bob Sweet and the entire JFK team,” remarked Radiant's Founder and CEO, Bohn Crain. “The ALBS organization is well known within our industry as one of the best performing operators in the market and we are very excited to have them choose us as their partner. We have purposefully positioned ourselves to bring value to logistics entrepreneurs like Arthur and Bob and believe that the ALBS transaction is representative of the broader pipeline of opportunities available to us in the marketplace. We also believe the transaction is further validation of the strength of our value proposition in the marketplace, which is to bring new value to the agent based forwarding community by: (1) leveraging our status as a public company to provide our partners with an opportunity to share in the value they help create; (2) providing a robust platform in terms of people, process and technology which translates into better purchasing power with our vendors and more sophisticated e-business solutions for our customers; and (3) offering a unique opportunity in terms of succession planning and liquidity for our station owners. We are still very early in the process and believe we will have the opportunity to welcome a number of additional like-minded entrepreneurs who can benefit from the Radiant platform.”

Crain continued: “We have been making good strides over the past 12 months with our recent up-listing to the NYSE Amex and progress on the acquisition front. With our recent acquisitions of Distribution By Air network in April of 2011, the Laredo gateway in December of 2011 and now the ALBS transaction at JFK, our strategy continues to deliver solid growth. With the benefit of the ALBS transaction we are also providing preliminary guidance for our fiscal year ending June 30, 2013 of approximately $14.0 million in adjusted EBITDA on $330 million in annual revenues, up 33.3% over what we are projecting for our fiscal year ending June 30, 2012. This remains a very exciting time in the evolution of Radiant. The pipeline remains strong and we continue to enjoy significant financial flexibility to execute our growth strategy - for the benefit of our operating partners, shareholders and the end customers that we serve.”

The Company’s estimate of future revenues and profits is based on the assumption that the cumulative historical financial results of operations of the Company, and its recent acquisitions of Distribution By Air, Laredo-based Isla International and ALBS for the most recent 12 months ended December 31, 2011, are indicative of the future financial performance of the combined group; that the anticipated cost synergies associated with the Distribution By Air transaction will be realized; and excludes the benefit of any additional acquisitions. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears at the end of this release.

Arthur Lih, of ALBS commented, “We are thrilled about joining Radiant. Through years of dedicated service, our customers have always remained our top priority whether they were here in U.S. or abroad. This philosophy has been key to our success. We were looking for a long term partner with that same passion for servicing the customer and a shared vision to further advance our business and provide an opportunity for growth for our employees. We found that partner in Radiant. Radiant has a real appreciation for the needs for the local owner/entrepreneur and a clear and achievable plan for building a world-class logistics organization. We are looking forward to leveraging our own strengths along with the capabilities of the Radiant network to bring additional value to our customers while enjoying the benefits of participating in an organization that, through its status as a public company, gives our team the opportunity to work as shareholders and participate in the value that we all help create.” Mr. Lih will continue as VP of Sales and Mr. Sweet as VP of Operations for Radiant’s JFK gateway location.

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business. A summary of historical and projected revenues and earnings, presented as a reconciliation of annual pro forma adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

(Amounts in 000’s)
	Actual FYE June 30, 2010	Actual FYE June 30, 2011	Projected FYE June 30, 2012	Projected FYE June 30, 2013

Revenues	$146,716	$203,820	$295,000	$330,000

Net income	$1,959	$2,852	$3,855	$5,272

Net interest expense	135	207	1,487	2,002
Income tax expense	1,093	2,025	2,362	3,231
Depreciation and amortization	1,598	1,325	2,308	3,135

EBITDA	4,785	6,409	10,012	13,640
Stock-based compensation and other
non-cash charges	315	125	213	360
Transaction and severance costs	-	139	275	-
(Gain) loss on litigation settlement	(355)	150	-	-
Business & Occupancy tax refund	364	-	-	-
Gain on extinguishment of debt	(135)	-	-	-
Adjusted EBITDA	$4,246	$6,823	$10,500	$14,000

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

About Radiant Logistics (AMEX : RLGT)

Radiant Logistics (www.RadiantDelivers.com) is a non-asset based third-party transportation & logistics provider with complete global reach, as well as one of the largest and fastest growing networks in North America.  The company delivers world-class transportation, logistics and information solutions to its customers, as well as growth, liquidity, and ongoing support for its strategic operating partners.  Operating a network of over 100 company-owned and exclusive agent offices under the Radiant, Airgroup, Adcom Worldwide and Distribution By Air brands, the company services a diversified account base that includes manufacturers, distributors and government agencies, using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors with regard to our recent acquisitions that could cause our actual results to differ from our expectations, include but are not limited to, our ability to maintain the future operations of our recently acquired businesses in a manner consistent with their past practices; that following these acquisitions, our recently acquired businesses will be able to maintain and grow their revenues and operating margins in a manner consistent with their most recent results of operations; and that over time we will be able to integrate the operations of such businesses with our existing operations, as well as our ability to realize expected financial and operational cost and revenue synergies through such integration; our reliance on the acquired ALBS management team and the continued customer relationships provided by ALBS; the effect that the acquisition will have on the ALBS existing customers and employees; the effect that the acquisition will have on our historic and existing network of exclusive agency locations; and any material adverse change in the composition of ALBS customers. Important additional factors that could cause our actual results to differ from our expectations, include, but are not limited to our ability to: use our Bellevue, Washington operations as a “platform” upon which we can build a profitable global transportation and supply chain management company; retain and build upon the relationships we have with our exclusive agency offices; continue the development of our back office infrastructure and transportation and accounting systems in a manner sufficient to service our expanding revenues and base of network operating locations; maintain and enhance the future operations of our company owned operating locations, continue growing our business and maintain historical or increased gross profit margins; locate suitable acquisition opportunities; secure the financing necessary to complete any acquisition opportunities we locate; assess and respond to competitive practices in the industries in which we compete, mitigate, to the best extent possible, our dependence on current management and certain of our larger exclusive agency locations; assess and respond to the impact of current and future laws and governmental regulations affecting the transportation industry in general and our operations in particular; as well as those risk factors disclosed in Item 1A of our Report on Form 10 K for the year ended June 30, 2011 other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

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